EXHIBIT 8

                                DAVIS POLK & WARDWELL
                                 450 LEXINGTON AVENUE
                                 NEW YORK, N.Y. 10017
                                     212-450-4000
                                  FAX:  212-450-4800

                                             December 16, 1994



          ConAgra, Inc.
          ConAgra Capital, L.C.
          One ConAgra Drive
          Omaha, Nebraska  68102-5001

                    Re:  Shelf Registration - U.S. $250,000,000
                         ConAgra Capital, L.C. ("ConAgra Capital")
                         Preferred Securities and ConAgra, Inc.
                         ("ConAgra") Debt Securities

          Dear Sirs:

                    We have acted as special tax counsel for ConAgra Capital and ConAgra in connection with the registration of U.S. $250,000,000 ConAgra Capital Preferred Securities and ConAgra Debt Securities. In connection therewith, we have reviewed the discussion set forth under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" (the "Discussion") in the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-3 filed by ConAgra Capital and ConAgra with the Securities and Exchange Commission on December 20, 1994. Capitalized terms used herein but not defined have the same meanings as provided in the Prospectus.

                    In rendering our opinion, we have relied upon, among other things, (i) certain representations and covenants of ConAgra Capital and ConAgra and (ii) the opinion of Dickinson, Mackaman, Tyler & Hagen, P.C. Assuming the proceeds of the offering of the Preferred Securities are used as described in the Prospectus under the caption "Use of Proceeds," it is our opinion that the Discussion is accurate.

                    We hereby consent to the use of our name under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The issuance of such a consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                             Very truly yours,


                                             /s/ Davis Polk & Wardwell